UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2022

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 7.375% Series B Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYL	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under Item 7.01 is incorporated herein by reference.

On January 19, 2022, in connection with the consummation of the transactions contemplated by the Purchase Agreement (as defined below) and as part of the total consideration described in the press release furnished as Exhibit 99.1 hereto, B. Riley Financial, Inc., a Delaware corporation (the “Company”), (i) issued 152,438 shares of its common stock, par value $0.0001 per share (“Common Stock”), to certain equityholders (the “Sellers”) of FocalPoint Securities, LLC (“FocalPoint”) and (ii) agreed to issue an additional 152,438 shares of Common Stock to the Sellers on January 19, 2025. The issuance of the shares of Common Stock pursuant to the Purchase Agreement was not or will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act as no general solicitation was used in the offer and sale of the Common Stock. Pursuant to the Purchase Agreement, the Company agreed that, within five business days after the issuance of the shares of Common Stock, it will file or cause to be filed (at its sole cost and expense) one or more prospectus supplements to its then-existing effective automatic shelf registration statement registering for resale all of the shares of Common Stock issued to the Sellers.

Item 7.01	Regulation FD Disclosure

On January 18, 2022, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with FocalPoint, the Sellers and the other parties to the Purchase Agreement. The Purchase Agreement provides for the acquisition of all of the issued and outstanding membership interests of FocalPoint by the Company in exchange for cash and shares of Common Stock. The transactions contemplated by the Purchase Agreement were consummated on January 19, 2022.

On January 18, 2022, the Company and FocalPoint jointly issued a press release announcing the transaction. A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Alan Forman
Name:	Alan Forman
Title:	General Counsel

Date: January 21, 2022

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